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                                                                    EXHIBIT 23.8

                       CONSENT TO BE NAMED AS A DIRECTOR

    I hereby consent to be named as a person who will become a director of School Specialty, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the distribution by U.S. Office Products Company, the sole shareholder of the Company, of shares of common stock, par value $.001, of the Company.

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                                                            /s/ LEO C. MCKENNA
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                                                              Leo C. McKenna
Dated: February 13, 1998
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